Exhibit 99.1

Moleculin Announces FDA Approval of IND for its STAT3 Inhibitor in Emory University Clinical Trial

               Approval gives green light to study of WP1066 for treatment of pediatric brain cancer

HOUSTON, TX - November 12, 2019 - Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting highly resistant tumors, announced that the FDA has approved a request for Investigational New Drug ("IND") status for its drug candidate WP1066 to be used in a Phase 1 clinical trial for the treatment of children with recurrent or refractory malignant brain tumors. The request was made by physician researchers at Emory University, including Dr. Tobey MacDonald, Professor of the Department of Pediatrics at Emory University School of Medicine, Director of Pediatric Neuro-Oncology at Aflac Cancer and Blood Disorders Center and Principle Investigator for this clinical trial. The trial will be conducted at the Aflac Cancer and Blood Disorders Center at Children’s Healthcare of Atlanta.

"This FDA approval gives a green light for Emory University to begin an important clinical trial to explore a new approach to treating pediatric brain cancer," commented Walter Klemp, Moleculin’s Chairman and CEO. "WP1066 is currently in a clinical trial for adult patients with glioblastoma and melanoma metastases to the brain at MD Anderson Cancer Center, and this is a logical extension of that research. WP1066 is an inhibitor of the activated form of a protein called STAT3, a target that has been implicated in a wide range of highly resistant cancers. Preclinical research at Emory University indicated that WP1066 had a significant anti-tumor effect on medulloblastoma cell lines, so there is a lot of encouragement regarding the opportunity to provide new hope for treating this rare condition."

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of a broad portfolio of oncology drug candidates for the treatment of highly resistant tumors. The Company’s clinical stage drugs are: Annamycin, a Next Generation Anthracycline, designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML, WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic cancer and hematologic malignancies, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in preclinical development of additional drug candidates, including additional Immune/Transcription Modulators, as well as compounds capable of Metabolism/Glycosylation Inhibition.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of WP1066 to show safety and efficacy in patients. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. The Company cautions investors not to place undue reliance on the interim results announced today.

Contacts
Joe Dorame, Robert Blum or Joe Diaz
Lytham Partners, LLC
602-889-9700
mbrx@lythampartners.com